Exhibit 99.1

MARK D. THOMPSON

CEO & PRESIDENT

August 2008

Dear Friend,

When evaluating the strength of a Bank, there are four key areas to focus on: earnings, capital, liquidity, and asset quality. I am pleased to report that Boston Private Bank & Trust Company continues a long history of strength in each of these areas, and our financial performance has remained strong during the last six months despite a turbulent marketplace.

We finished the first half of 2008 with net income up 24% as compared to the same period last year. The Bank’s balance sheet grew 20% from June 30, 2007, to approximately $3.0 billion as of June 30, 2008. Non-interest income was up 16%, primarily due to increased business activity and solid investment management revenues. In addition, the Bank’s liquidity has been well managed, and asset quality has remained strong. We will continue to monitor our loan portfolio closely in light of the current economic conditions and are committed to working diligently to maintain our earnings and liquidity throughout the second half of 2008.

In July, our holding company, Boston Private Financial Holdings, Inc., announced a private and public capital raising plan to maintain its well-capitalized balance sheet and to protect against any further declines in the markets. It is important to note that Boston Private Bank remains well-capitalized on its own—in fact, Boston Private Bank has consistently been well-capitalized, generating strong earnings that put its capital ratios well above regulatory requirements.

In addition to Boston Private Bank’s strong financial performance in the second quarter, the Bank was recognized by the Boston Business Journal for being the ninth “Largest Bank,” the eighth “Biggest Asset Gainer,” and one of the “Top Corporate Contributors” in Massachusetts in 2007. Boston Private Bank & Trust Company maintains a deep commitment to its entire community, including low- and moderate-income people and neighborhoods. In recognition of this commitment, the Bank received the highest CRA rating again this year – maintaining an “Outstanding” rating for the past eight years.

The Bank’s growth can be attributed in large part to a “flight to quality” amid a tumultuous environment. Many clients and prospects are seeking a strong balance sheet, local expertise, and an integrated sales and service platform, where their private bankers, residential and commercial lenders, and investment management and trust professionals work together on their behalf. We have built our reputation on this model and on delivering exceptional client service; we plan to continue this tradition for many years to come.

We appreciate the trust and confidence you have placed in us. On behalf of everyone here at Boston Private Bank & Trust Company, I would like to thank you for your business and the opportunity to be of service to you. As always, I appreciate your questions and comments, so please do not hesitate to contact me.

Sincerely,

Mark D. Thompson

TEN POST OFFICE SQUARE • BOSTON, MASSACHUSETTS 02109 • TELEPHONE: (617) 912-4210 • (617) 912-4352 E-MAIL: MTHOMPSON@BOSTONPRIVATEBANK.COM WWW ..BOSTONPRIVATEBANK.COM

Policy Group

Mark D. Thompson

Chief Executive Officer & President

James C. Brown

Executive Vice President

Chief Lending Officer

Robert C. Buffum, Jr.

Senior Vice President

Chief Risk Officer

Gary L. Garber

Senior Vice President

Chief Information Officer

James D. Henderson

Executive Vice President

Pilar Pueyo

Senior Vice President

Anne L. Randall

Executive Vice President

Chief Financial & Administrative Officer

George G. Schwartz

Executive Vice President

Chief Operating Officer & Treasurer

John J. Sullivan

Executive Vice President

Board of Directors

Herbert S. Alexander

Managing Partner

Alexander, Aronson, Finning & Company

John H. Clymer

Senior Counsel

Nixon Peabody LLP

Eugene S. Colangelo

Chairman of the Board

Julio Enterprises

Chairman of the Board

Boston Private Bank & Trust Company

W. Pearce Coues

Former Chairman

MGI Properties

Senior Advisor

Eaton Vance

James D. Dawson

Chief Executive Officer, Private Banking Group

Boston Private Financial Holdings, Inc.

Kathleen M. Graveline

Private Investor

Charles T. Grigsby

Consultant

Susan P. Haney

Private Investor

E. Christopher Palmer

President & Managing Shareholder

Palmer and Corbett, PC

John D. Macomber

Founder & Chief Executive Officer

BuildingVision, Inc.

Patricia McGovern

General Counsel & Senior Vice President

Beth Israel Deaconess Medical Center

Michael F. Schiavo

Partner & Chief Financial Officer

Kodiak Venture Partners

James K. Schmidt

Private Investor

Alan D. Solomont

Chairman & Chief Executive Officer

Solomont Bailis Ventures

Mark D. Thompson

Chief Executive Officer & President

Boston Private Bank & Trust Company

Timothy L. Vaill

Chairman & Chief Executive Officer

Boston Private Financial Holdings, Inc.

Office Locations

Headquarters: Boston Office

Ten Post Office Square

Boston, Massachusetts

(617) 912-1900

Wellesley Office

336 Washington Street

Wellesley, Massachusetts

(781) 707-7700

Back Bay Office

500 Boylston Street

Boston, Massachusetts

(617) 912-4500

Jamaica Plain Loan Center

401c Centre Street

Jamaica Plain, Massachusetts

(617) 524-6050

Kendall Square Office

One Cambridge Center

Cambridge, Massachusetts

(617) 646-4800

Newton Centre Office

1223 Centre Street

Newton, Massachusetts

(617) 646-4850

Seaport Office

157 Seaport Boulevard

Boston, Massachusetts

(617) 646-4880

Lexington Office

1666 Massachusetts Avenue

Lexington, Massachusetts

(617) 912-3600

Hingham Office

7 Central Street

Hingham, Massachusetts

(781) 740-2405

Beverly Office

57 Enon Street, Route 1A

Beverly, Massachusetts

(978) 922-8000

HEADQUARTERS: TEN POST OFFICE SQUARE • BOSTON, MASSACHUSETTS 02109

TELEPHONE: 617-912-1900 • WWW.BOSTONPRIVATEBANK.COM

Dear Friend,

I am pleased to report that Boston Private Bank & Trust Company’s financial performance has remained strong during the past six months despite a turbulent marketplace.

2008 First Half Financial Highlights:

•	Net income for the first half of 2008 reached $13 million, up 24% compared to last year.

•	Assets under management exceeded $2.8 billion as of June 30, 2008, up 8% compared to last year.

•	Balance sheet assets have grown 20% to finish at approximately $3 billion as of June 30.

•	Loans increased by 19% and deposits and client repurchase agreements grew 10% as compared to the same time last year.

The Bank’s growth can be attributed in large part to a “flight to quality” amid a tumultuous environment. Many clients and prospects are seeking a strong balance sheet, local expertise, and an integrated sales and service platform, where their private bankers, residential and commercial lenders, and investment management and trust professionals work together on their behalf. We have built our reputation on this model and on delivering exceptional client service; we plan to continue this tradition for many years to come.

We appreciate the trust and confidence you have placed in us. On behalf of everyone here at Boston Private Bank & Trust Company, I would like to thank you for your business and the opportunity to be of service to you. As always, I appreciate your questions and comments, so please do not hesitate to contact me.

Mark D. Thompson
CEO & President

Boston Private Bank & Trust Company
CONDENSED BALANCE SHEETS
(Unaudited)
	June 30,
($ in Thousands)	2008	2007
Assets
Cash & Short-Term Investments	$30,341	$31,724
Investment Securities	625,845	481,556
Loans Held for Sale	5,744	5,869
Commercial Loans	1,064,480	899,003
Mortgage Loans	1,109,596	945,381
Home Equity & Other Loans	69,801	47,161

Total Loans	2,243,877	1,891,545
Less: Allowance for Loan Losses	24,244	19,650

Net Loans	2,219,633	1,871,895
Other Assets	109,182	104,607

Total Assets	$2,990,745	$2,495,651

Liabilities & Shareholder’s Equity
Demand Deposits	$296,990	$273,654
NOW Accounts	200,842	184,892
Savings & Money Market	884,434	954,846
Certificates of Deposit	454,207	304,522

Total Deposits	1,836,473	1,717,914
Borrowings	940,976	587,218
Other Liabilities	17,695	21,472

Total Liabilities	2,795,144	2,326,604

Shareholder’s Equity	195,601	169,047

Total Liabilities & Shareholder’s Equity	$2,990,745	$2,495,651

Boston Private Bank & Trust Company
CONDENSED STATEMENTS OF INCOME
(Unaudited)
	Six Months Ended June 30,
($ in Thousands)	2008	2007
Interest Income	$72,910	$67,553
Interest Expense	35,689	34,557

Net Interest Income	37,221	32,996
Provision for Loan Losses	3,406	1,031

Net Interest Income after Provision	33,815	31,965
Investment Management Fees	8,471	7,542
Banking Fees and Other Income	3,752	2,952
Operating Expenses	29,921	28,736

Income Before Income Taxes	16,117	13,723
Income Taxes	2,978	3,167

Net Income	$13,139	$10,556

Boston Private Bank & Trust Company
SELECTED FINANCIAL DATA
(Unaudited)
	At and for the Six Months Ended June 30,
($ in Thousands)	2008	2007
Assets Under Management	$2,813,000	$2,600,000
Return on Average Assets	0.92%	0.86%
Return on Average Equity	13.66%	12.84%
Net Interest Margin	2.95%	3.05%
Total Fees and Other Income / Revenues	24.72%	24.13%
Allowance for Loan Losses / Total Loans	1.08%	1.04%